UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2012

INTERMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29801	94-3296648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3280 Bayshore Boulevard

Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 466-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 9, 2012, InterMune, Inc. (the “Company” or “InterMune”) issued a press release announcing its financial results for the fourth quarter and full year ended December 31, 2011. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information furnished pursuant to this Item 2.02 of this report, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing, unless the Company expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Vice President of Research and Development

On February 9, 2012, InterMune announced the appointment of Jonathan A. Leff, M.D., age 54, as the Company’s Executive Vice President of Research and Development, effective as of February 27, 2012. Since February 2011, Dr. Leff has been the Chief Medical Officer of KaloBios Pharmaceuticals, Inc., a privately held biopharmaceutical company. From 2009 to 2010, Dr. Leff served as Vice President and Chief Medical Officer at Halozyme Therapeutics, Inc., a biopharmaceutical company. From 2007 to 2009, Dr. Leff was Vice President and Global Head of Inflammation Clinical Development at F. Hoffmann-La Roche Ltd., a global health care company. From 2002 to 2007, Dr. Leff held various positions at Amgen, Inc., a biotechnology company, including Vice President of North America Medical Affairs, and, prior to that, Dr. Leff held various positions at Merck & Co., Inc., a global pharmaceutical and chemical company. Dr. Leff received a Bachelor of Arts degree in Chemistry from the University of Pennsylvania and a M.D. from the University of Pennsylvania School of Medicine. His further training occurred at the University of Colorado where he became board certified in Internal Medicine, Pulmonary and Critical Care Medicine.

Pursuant to the terms of an employment offer letter, dated February 6, 2012, between Dr. Leff and InterMune (the “Offer Letter”), Dr. Leff will receive an annual base salary of $425,000 and a sign-on bonus of $25,000, payable upon commencement of his employment with the Company. Dr. Leff is also eligible to receive an annual incentive cash bonus initially targeted at 40% of his annual base salary (the “Target Bonus”) with a maximum bonus potential of up to 150% of his Target Bonus. Annual incentive cash bonuses are intended to compensate InterMune’s executives for the achievement of company strategic, operational, financial and individual goals. Cash bonuses are generally calculated as a percentage of the applicable executive’s base salary with the size of the payment dependent on the extent to which corporate goals and individual performance objectives are achieved.

Pursuant to the Offer Letter, the Company has agreed, subject to approval by its Compensation Committee of the Board of Directors, to grant Dr. Leff a stock option to purchase 188,000 shares of InterMune’s common stock (the “Stock Option Award”) at an exercise price equal to the closing price of InterMune’s common stock as listed on The NASDAQ Global Select Market on the fifth business day of the month following the month in which Dr. Leff commences employment with the Company and 75,200 shares of restricted stock (together with the Stock Option Award, the “Equity Awards”), in each case, pursuant to the Company’s Amended and Restated 2000 Equity Incentive Plan, as amended. The Equity Awards shall vest as to 25% of the shares upon the one-year anniversary of Dr. Leff’s employment start date and 1/48th of the shares subject to the grants will vest on each successive month following the one-

year anniversary subject to Dr. Leff’s continued service to the Company, until vested in full on the fourth anniversary of Dr. Leff’s start date. The Stock Option Award will terminate 10 years from the date of grant.

Dr. Leff will also be entitled to certain change in control and severance benefits pursuant to the terms of the Offer Letter. In the event of Change in Control (as defined in the Offer Letter) that results in either a termination of Dr. Leff without Cause or his resignation for Good Reason (in each case, as defined in the Offer Letter) within one year of such Change in Control, Dr. Leff will be entitled to (a) a lump sum payment equal to two years of his then-effective base salary, plus, in the event the termination or resignation occurs in the last six months of the calendar year, his pro rata share of his Target Bonus for that fiscal year, (b) the continuation of Company sponsored employee benefits for two years payable by the Company and (c) the acceleration of vesting of all of his then-outstanding unvested equity awards. In the event Dr. Leff is terminated without Cause and not in connection with a Change in Control, Dr. Leff will receive severance benefits as follows: (i) in the event that Dr. Leff has completed less than one year of service, he will receive a lump sum payment equal to six months of his then-effective base salary, the continuation of Company sponsored employee benefits for six months payable by the Company and six months of vesting acceleration of his then-outstanding equity awards; (ii) in the event that Dr. Leff has completed at least one year of service but less than two years of service, he will receive a lump sum payment equal to nine months of his then-effective base salary, the continuation of Company sponsored employee benefits for nine months payable by the Company and nine months of vesting acceleration of his then-outstanding equity awards; and (iii) in the event that Dr. Leff has completed at least two years of service, he will receive a lump sum payment equal to one year of his then-effective base salary, the continuation of Company sponsored employee benefits for one year payable by the Company and one year of vesting acceleration of his then-outstanding equity awards. In addition, in the event the termination occurs in the last six months of the calendar year, Dr. Leff will also be paid his pro rata share of his Target Bonus for that fiscal year. The receipt of the foregoing change in control and severance benefits, as applicable, is conditioned upon Dr. Leff’s execution of release in favor of and satisfactory to the Company.

The foregoing description of the material terms of the Offer Letter is qualified in its entirety by the terms of the Offer Letter filed as Exhibit 10.1 to this report and incorporated by reference herein. A copy of the press release announcing the appointment of Dr. Leff as the Company’s Executive Vice President for Research and Development is attached hereto as Exhibit 99.2.

Departure of Named Executive Officers

On February 9, 2012, the Company also announced that Steven Porter, M.D., Ph.D., the Company’s current Chief Medical Officer and Senior Vice President of Clinical Affairs, has notified the Company that he intends to leave the Company. In addition, Marianne Porter, Ph.D. (formerly Marianne Armstrong, Ph.D.), the Company’s Senior Vice President and Chief Regulatory and Drug Safety Officer, has notified that the Company that she intends to leave the Company. InterMune currently expects each of Dr. Steven Porter and Dr. Marianne Porter to leave the Company in the third quarter of 2012.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment offer letter, dated February 6, 2012, by and between InterMune, Inc. and Jonathan A. Leff, M.D.

99.1	Press release “InterMune Reports Fourth Quarter and Full Year 2011 Financial Results and Business Highlights” dated February 9, 2012.

99.2	Press release “InterMune Names Jonathan A. Leff, M.D., as Executive Vice President for Research and Development” dated February 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2012	INTERMUNE, INC.

	By:	/s/ John C. Hodgman
John C. Hodgman
Senior Vice President of Finance Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment offer letter, dated February 6, 2012, by and between InterMune, Inc. and Jonathan A. Leff, M.D.

99.1	Press release “InterMune Reports Fourth Quarter and Full Year 2011 Financial Results and Business Highlights” dated February 9, 2012.

99.2	Press release “InterMune Names Jonathan A. Leff, M.D., as Executive Vice President for Research and Development” dated February 9, 2012.